EXHIBIT 99.1

Carrie McQueen Joins Social Reality as Chief Financial Officer

Los Angeles, CA. – November 10, 2014 -- Social Reality, Inc. (OTCQB: SCRI), a leader in automated digital platform technology and social management software for Internet advertising, announced today that the Board of Directors has approved the appointment of Carrie McQueen as Chief Financial Officer, effective November 5, 2014.

Ms. McQueen most recently served as Chief Financial Officer of LifeVantage Corporation (LFVN) during its impressive growth, profitability and subsequent uplisting to NASDAQ. Prior to LifeVantage, Ms. McQueen served as Chief Financial Officer for Adventrx Pharmaceuticals (MAST) through fundraising for a Phase III clinical trial, and uplisting to AMEX. She also served as Vice President Finance for V-Enable, Inc. (now xAd), and for Websense Inc. (WBSN, now private) during their fundraising and IPO successes.  Ms. McQueen has an MBA from San Diego State University and a Bachelor's Degree from the University of California at San Diego.

"This is an exciting time for Social Reality and I am pleased that Carrie is joining us," said Christopher Miglino, CEO and co-founder of Social Reality. "Her repeated success in young public companies, and proven leadership in strategic planning, investor relations, corporate governance and finance, will be tremendous assets to Social Reality."

"I am excited and honored to join Social Reality.  With the acquisition of Steel Media and strong, new financial partners, the newly-combined companies have tremendous potential, and I am eager to join Christopher, Richard and the rest of the team in making Social Reality a leader in the industry.  Together we will navigate the opportunities faced by all high-growth companies, and build on their excellent technology and successes to reach our potential.  I am very eager to begin serving and joining the leadership in a young, public company with so much talent and potential," said Ms. McQueen.

About Social Reality

Founded in 2010, Los Angeles-based Social Reality, Inc. is a digital advertising company that provides tools to automate the digital advertising marketplace. The company has built technologies and leveraged partner technologies that service social media and the real-time bidding (RTB) markets.  Please visit www.socialreality.com www.srax.com www.groupad.com  www.steelmediainc.com

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Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involved certain risks. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, the possibility that we may not realize the expected benefits, synergies and opportunities anticipated in connection with acquisition of Steel Media, including the anticipated revenue and cost synergies, and continuing revenue growth, the challenges of integrating the Steel Media commercial team with Social Reality, our ability to raise additional capital as necessary, our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent filings with the Securities and Exchange Commission. All forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, many of which are generally outside of the control of Social Reality and are difficult to predict. Social Reality assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Social Reality

Laura Knapp
Email: Laura@SocialReality.com

SOURCE: Social Reality, Inc.

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